UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

ALPHA TEKNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40538	94-3368109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 637-1100

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, Ted Davis, a member of the Board of Directors of Alpha Teknova, Inc. (the “Company”), notified the Company of his intention to retire from the Company’s Board of Directors (the “Board”). Mr. Davis informed the Company that his decision to retire is due to his other personal and professional interests and does not arise from any disagreement with the Board or the Company on any matter relating to the Company’s operations, policies, or practices or any issue impacting the Board. The Company thanks Mr. Davis for his service on the Board and wishes him well.

With effect on June 28, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a resolution by unanimous written consent decreasing the number of directors on the Company’s Board from nine to eight and the number of Class I directors from three to two, taking account of Mr. Davis’s retirement from the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.
Date: July 1, 2024	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer